UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

ASSOCIATED MATERIALS, LLC
 (Exact name of registrant as specified in its charter)

Delaware	000-24956	75-1872487
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 State Road Cuyahoga Falls, Ohio	44223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 929-1811

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Indenture

On June 26, 2009, Associated Materials, LLC, a Delaware limited liability company (the “Company”), announced that it had completed its previously announced issuance of $20.0 million principal amount of its 15% Senior Subordinated Notes due 2012 (the “New Associated Notes”) to certain institutional investors. Net proceeds of approximately $18 million from the sale of the New Associated Notes, net of funding fees and other transaction expenses, were used to repay indebtedness under Associated’s revolving credit facility. In connection with the completion of this transaction, the Company has entered into an Indenture, dated as of June 26, 2009, among the Company, certain subsidiaries of the Company and Deutsche Bank Trust Company Americas, as trustee (the “New Indenture”).

General. The New Associated Notes will mature on July 15, 2012 and pay interest quarterly in arrears on January 15th, April 15th, July 15th and October 15th. The first interest payment date will be July 15, 2009. The New Associated Notes are unsecured senior subordinated obligations of the Company. The New Associated Notes rank pari passu with the Company’s existing 9 3/4% Senior Subordinated Notes due 2012 and are subordinated in right of payment to all unsubordinated indebtedness of the Company. The Company’s payment obligations under the New Associated Notes are fully and unconditionally guaranteed, jointly and severally on a senior subordinated basis, by its domestic wholly-owned subsidiaries: Gentek Holdings, LLC, Gentek Building Products Inc. and Alside, Inc. Gentek Building Products Limited is a Canadian company and does not guarantee the New Associated Notes. The New Associated Notes are redeemable at the Company’s option, at an initial redemption price of 101% plus accrued and unpaid interest to the redemption date. This redemption price declines to 100% on December 22, 2009.

Covenants. The New Indenture contains covenants that, among other things and subject in each case to certain specified exceptions, limit the ability of the Company and of certain restricted subsidiaries: (i) to incur additional indebtedness; (ii) to make restricted payments; (iii) to incur restrictions on subsidiaries’ ability to make distributions or transfer assets to the Company; (iv) to sell assets or stock of subsidiaries; (v) to enter into transactions with affiliates; and (vi) to merge or consolidate with, or sell all or substantially all assets to, a third party or undergo a change of control.

Events of default. The New Indenture provides for the following events of default: (i) default in the payment of interest, continued for 30 days; (ii) default in the payment of principal when due; (iii) failure by the Company to comply with its covenants, subject to applicable grace periods; (iv) payment default after maturity, or acceleration following other defaults, with respect to indebtedness of the Company or any significant subsidiary exceeding a specified threshold; (v) default with respect to any indebtedness of the Company ranking equal or junior to the New Associated Notes, for which all applicable grace periods have expired, which would permit acceleration of more than a specified threshold of such indebtedness; (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company’s indirect parent, AMH Holdings II, Inc. (“AMH II”), AMH II’s wholly owned direct subsidiary (and the Company’s indirect parent), AMH Holdings, LLC (“AMH”), the Company or any significant subsidiary; (vii) certain undischarged judgments or decrees for the payment of money exceeding a specified threshold; and (viii) any guaranty of the New Associated Notes by a subsidiary of the Company ceasing to be in full force and effect for 30 days after notice or any such guarantor denying or disaffirming its obligations under its guaranty.

If an event of default occurs, the trustee or holders of 25% or more in aggregate principal amount of the New Associated Notes are able to accelerate the New Associated Notes. If an event of default relates to certain events of bankruptcy, insolvency or reorganization, the New Associated Notes automatically accelerate without any further action required by the trustee or holders of the New Associated Notes.

Change of control. In the event of a change of control (as defined in the New Indenture) of the Company, holders of the New Associated Notes have the right to require the Company to repurchase their notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the repurchase date.

The New Associated Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the New Associated Notes.

The foregoing description of the New Associated Notes and the New Indenture is qualified in its entirety by reference to the form of the New Indenture, including the form of the New Associated Note included as an exhibit thereto, a copy of which is attached hereto as Exhibit 4.1 and which is incorporated by reference into this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 8.01. OTHER EVENTS.

On June 26, 2009, the Company announced that AMH II had completed the previously announced transactions contemplated by the Exchange Agreement, dated June 16, 2009, pursuant to which AMH II agreed with the holders of its 13.625% Senior Notes due 2014 (the “Existing AMH II Notes”) to exchange all of the outstanding Existing AMH II Notes for $20.0 million in cash and $13.066 million original principal amount of its 20% Senior Notes due 2014 (the “New AMH II Notes”). The New AMH II Notes will mature on December 1, 2014, and interest on the New AMH II Notes will accrue at a rate of 20% per annum, payable quarterly in arrears. Such interest may either be paid in cash or may be added to the then outstanding principal amount of the New AMH II Notes. The New AMH II Notes are senior unsecured obligations of AMH II. Covenants and events of default with respect to the New AMH II Notes are generally similar in type to those provided for in the New Indenture.

The New AMH II Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the New AMH II Notes.

On June 25, 2009, AMH issued new limited liability company interests in AMH to AMH II in exchange for $15.0 million aggregate principal amount of the 11-1/4% Senior Discount Notes due 2014 of AMH, which notes AMH II had previously purchased at a discount to face value in privately negotiated transactions.

The press release announcing the transactions discussed in this Form 8-K is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description
4.1	Indenture dated as of June 26, 2009, governing Associated Materials, LLC’s 15% Senior Subordinated Notes Due 2012 by and among Associated Materials, LLC, Alside, Inc., Gentek Holdings, Inc., Gentek Building Products, Inc. and Deutsche Bank Trust Company Americas, as trustee.
4.2	Form of Associated Materials, LLC’s 15% Senior Subordinated Note Due 2012 (incorporated by reference from Exhibit 4.1 to this Form 8-K).
99.1	Press Release, dated June 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS, LLC
(Registrant)

	By:	/s/ Cynthia L. Sobe

Cynthia L. Sobe Vice President

Date: June 29, 2009

Exhibit Index

Exhibit No.	Description
4.1	Indenture dated as of June 26, 2009, governing Associated Materials, LLC’s 15% Senior Subordinated Notes Due 2012 by and among Associated Materials, LLC, Alside, Inc., Gentek Holdings, Inc., Gentek Building Products, Inc. and Deutsche Bank Trust Company Americas, as trustee.
4.2	Form of Associated Materials, LLC’s 15% Senior Subordinated Note Due 2012 (incorporated by reference from Exhibit 4.1 to this Form 8-K).
99.1	Press Release, dated June 26, 2009.